SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2009

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
              (17 CFR 240.14d-2(b))

☐
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
               (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 11, 2009, Endurance Specialty Holdings Ltd., a Bermuda company (the “Company”), entered into an amendment to its employment agreement with Kenneth J. LeStrange. A copy of the amendment to the employment agreement (the “Employment Agreement Amendment”) is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The sole purpose of the Employment Agreement Amendment was to document the voluntary reduction by Mr. LeStrange of his annual base salary from $1,000,000 to $900,000.

The foregoing summary of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendment attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b) On March 11, 2009, the Company received from one of its incumbent directors, Gregor S. Bailar, a letter indicating that he does not intend to stand for re-election to the Company's Board of Directors (the “Board”) at the upcoming 2009 Annual General Meeting of Shareholders. In his letter, Mr. Bailar did not express any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Bailar is currently a member of the Compensation Committee and the Risk and Underwriting Committee of the Board. He will remain on the Board and a member of the Compensation Committee and the Risk and Underwriting Committee until the 2009 Annual General Meeting of Shareholders in May 2009.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated March 11, 2009, between Endurance Specialty Holdings Ltd. and Kenneth J. LeStrange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2009

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated March 11, 2009, between Endurance Specialty Holdings Ltd. and Kenneth J. LeStrange